UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 27, 2005

                        ANTEON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       001-31258               13-3880755
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)


            3211 Jermantown Road
                 Fairfax, VA                             22030-2801
  (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (703) 246-0200

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

     On July 27, 2005, Anteon International Corporation, a Delaware corporation (the "Company"), issued a press release announcing the Company's financial results for the second quarter ended June 30, 2005 and updating its guidance for the third quarter of 2005 as well as the full year 2005. The Company also announced the schedule for a conference call and "web cast" on the same date.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Also attached to this Current Report on Form 8-K as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP financial measures used in the press release and/or expected to be discussed by the Company during its conference call. The reconciliation materials are also incorporated by reference herein.

     The information contained in this Form 8-K, including the attached exhibits, is being furnished under Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.     Description

     99.1 Press Release, dated July 27, 2005, announcing the Company's financial results for the second quarter ended June 30, 2005.

     99.2 Reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP financial measures used in the press release and/or expected to be discussed by the Company during its July 27, 2005 conference call.





                                                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ANTEON INTERNATIONAL CORPORATION

Date: July 27, 2005                         /s/  Curtis L. Schehr
--------------------                        -----------------------------------
                                            Curtis L. Schehr
                                            Senior Vice President,
                                            General Counsel and Secretary

                                                                    Exhibit 99.1

NEWS



FOR IMMEDIATE RELEASE

                                                            Contacts:

                                                            Investors
                                                            Dennis Kelly
                                                            703-246-0318
                                                            dkelly@anteon.com

                                                            Media
                                                            Mark Meudt
                                                            703-246-0525
                                                            mmeudt@anteon.com



              ANTEON REPORTS EXCEPTIONAL 2nd QUARTER 2005 RESULTS -
                         RAISES FULL YEAR 2005 GUIDANCE

          o    Revenues of $368.6 million, up 21.2%; 16.8% organic
          o    Operating margin was 9.3%
          o    Fully diluted EPS of $0.53, up 35.9%
          o    New orders exceeded $500 million

     FAIRFAX, VA, July 27, 2005 - Anteon International Corporation, NYSE: ANT, a leading information technology, and systems engineering and integration company, announced today its operating results for the second quarter ended June 30, 2005. Financial Results Revenues for the second quarter of 2005 increased 21.2% to $368.6 million from $304.2 million for the comparable period in 2004. The organic revenue growth rate was 16.8%. Operating income for the second quarter increased 38.3% to $34.5 million from $24.9 million for the comparable period in 2004. Operating income margin increased to 9.3%, including some upward contract profit adjustments. The operating margin was 8.2% for the comparable period in 2004. Net income for the second quarter increased 36.2% to $20.0 million versus $14.7 million in the comparable period in 2004. Earnings per share on a fully diluted basis was $0.53 versus $0.39 in the comparable quarter in 2004, an increase of 35.9%. Cash flow from operations for the second quarter was $19.9 million, and days sales outstanding improved 4 days during the quarter to 73.

     A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

New Business

     Anteon generated $510 million of new business orders during the second quarter. New orders for the quarter were largely driven by new task order activity on existing delivery order contracts. Additionally, contracts awarded during the second quarter included:

          o A $100 million ceiling value contract with the Air Force Research Laboratory to integrate and transition technology from the lab through test and evaluation;

          o A $33 million ceiling value contract with the US Navy PEO Ships office to support its mission of combat system acquisition; and

          o A $27 million ceiling value contract with the Naval Air Systems Command to provide simulation and training services.



CEO Comments

     Joseph M. Kampf, President and Chief Executive Officer of Anteon, said, "The second quarter of 2005 was an exceptional quarter for Anteon, our strongest quarter ever. Anteon has met or exceeded each and every key financial target; we are very pleased with our cumulative first half performance as well. We are raising our guidance for the remainder of the year as a result of our strong performance. Anteon's full year 2005 revenue guidance is now between $1.465 - $1.490 billion and full year fully diluted earnings per share is now expected to meet or exceed $2.01. We are well positioned to take advantage of our market's steady growth and opportunity."


Company Guidance

     The Company provides guidance for the third quarter 2005 and updates its full year 2005 guidance as summarized in the table below.

                                    2005 FINANCIAL GUIDANCE
                               Dollars and shares in millions,
                                  except per share amounts

                                           Q3 2005            Full Year 2005
                                           -------            --------------

Revenues                                 $365-$380              $1,465-$1,490

Weighted Average Shares
Outstanding                                 38.0                    37.9

Tax Rate                                    38.5%                   38.5%

Fully Diluted Earnings Per Share    Meet or exceed $0.50    Meet or exceed $2.01

Conference Call

     Anteon has scheduled a conference call for 10:00 a.m. Eastern Daylight Time TODAY, July 27, 2005, during which senior management will discuss second quarter results and respond to questions. The conference call will be Webcast listen only via Anteon's website at www.anteon.com. A telephone replay of the call also will be available beginning at 1:00 p.m. Eastern Daylight Time on July 27, 2005, until midnight August 3, 2005. To access the replay, call 877- 519-4471 U.S. or 973-341-3080 International. The confirmation code for access to the replay is 6272548. A replay also will be available on Anteon's website shortly after the conclusion of the call.

About Anteon

     Anteon, headquartered in Fairfax, Virginia, is a leading systems integrator, providing information technology and engineering solutions to the U.S. Federal government and international customers. Anteon designs, integrates, maintains, and upgrades state-of-the-art systems for national defense, intelligence, homeland security, and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration, and program management skills necessary to manage the development and operations of their mission critical systems. The Company was founded in 1976 and currently employs approximately 9,300 employees in more than 100 offices worldwide. Anteon consistently ranks among the top information technology integrators based on independent surveys, and has been named to the Forbes List of the 400 Best Big Companies in 2005, earning distinction on the Forbes Platinum List. Anteon is listed on the Standards & Poor's MidCap 400 Index. For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation Reform
Act of 1995:

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks, including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.


                                      # # #



                                                  ANTEON INTERNATIONAL CORPORATION
                                      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          For the three months ended June 30, 2005 and 2004
                                                    ($ in thousands, except EPS)



                                                 Ended        Three Months
                                             Three Months         Ended         Percentage
                                               June 2005        June 2004         Change
                                            --------------    ------------      -----------


Revenues                                    $     368,595     $    304,161        21.2%

   Costs of revenues                              314,981          262,195
   General and administrative expenses             18,470           16,372
   Amortization of intangible assets                  686              680
                                            -------------     ------------
Operating income                                   34,458           24,914        38.3%
   Operating margin                                  9.3%             8.2%

   Other income                                        34                2
   Interest expense                                 2,106            1,950
   Minority interest                                 (24)             (30)
                                            ------------      ------------
   Pretax income                                   32,362           22,936        41.1%
   Income tax                                      12,388            8,271
                                            -------------     ------------
Net income                                         19,974      $    14,665        36.2%
                                            =============     ============
   After tax margin                                  5.4%             4.8%

EBITDA                                             36,235           26,499        36.7%
Cash flow from operations                          19,864           29,913       (33.6%)
Tax rate                                            38.3%            36.1%

Basic shares                                       36,642           35,624
Diluted shares                                     37,819           37,204
EPS, basic                                  $        0.55     $       0.41        34.1%
EPS, diluted                                $        0.53     $       0.39        35.9%




                                                  ANTEON INTERNATIONAL CORPORATION
                                      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           for the six months ended June 30, 2005 and 2004
                                                    ($ in thousands, except EPS)


                                              Six Months Ended    Six Months Ended    Percentage
                                                 June 2005           June 2004          Change
                                              ------------------  -----------------    ----------



Revenues                                          $  718,577        $  592,311             21.3%

   Costs of revenues                                 613,207           510,254
   General and administrative expenses                38,740            32,247
   Amortization of intangible assets                   1,372             1,359
                                                   ----------         ----------
Operating Income                                      65,258            48,451             34.7%
   Operating margin                                     9.1%              8.2%

   Other income                                          907                 4
   Interest expense                                    4,320             3,744
   Minority interest                                    (53)              (35)
                                                   ----------         ----------
Pretax income                                         61,792            44,676             38.3%
   Income tax                                         23,794            16,677
                                                   ----------         ----------
Net income                                        $   37,998        $   27,999             35.7%
                                                   ==========         ==========
   After tax margin                                     5.3%              4.7%

EBITDA                                                69,656            51,765             34.6%
Cash flow from operations                             71,577            30,462            135.0%
Tax rate                                               38.5%             37.3%

Basic shares                                          36,465           35,536
Diluted shares                                        37,702           37,176
EPS, basic                                        $     1.04        $     0.79             31.6%
EPS, diluted                                      $     1.01        $     0.75             34.7%




                                           ANTEON INTERNATIONAL CORPORATION
                                    UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   ($ in thousands)




                                                                  As of
                                                              June 30, 2005          As of
                                                               (unaudited)       December 31, 2004         $ Change
                                                            ----------------     ------------------      --------------

ASSETS
    Cash and cash equivalents                               $       30,125          $      4,103           $     26,022
    Short term investments                                          30,000                    --                 30,000
    Accounts receivable, net                                       296,925               317,296                (20,371)
    Other current assets                                            25,312                17,205                  8,107

    Property and equipment, net                                     13,736                12,920                    816
    Goodwill                                                       241,965               242,066                   (101)
    Intangible and other assets, net                                17,755                19,836                 (2,081)
                                                            ----------------     ------------------       -------------
Total assets                                                $      655,818          $    613,426           $     42,392
                                                            ================     ==================      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable/accrued expenses and other
      current liabilities                                   $      160,961          $    154,031           $      6,930
    Indebtedness                                                   163,763               184,388                (20,625)
    Deferred revenue                                                20,886                13,764                  7,122
    Other long-term liabilities                                     13,028                13,685                   (657)
                                                            ----------------     ------------------      --------------
Total liabilities                                                  358,638               365,868                 (7,230)

Minority interest in subsidiaries                                      335                   282                     53
Stockholders' equity                                               296,845               247,276                 49,569
                                                            ----------------     ------------------      --------------
Total liabilities and stockholders' equity                  $      655,818          $    613,426         $       42,392
                                                            ================     ==================      ==============




                                                  ANTEON INTERNATIONAL CORPORATION
                                      UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                          ($ in thousands)

                                                                    For the six months ended June 30,

                                                                         2005              2004
                                                                   --------------     ---------------
OPERATING ACTIVITIES:
Net income                                                         $     37,998       $     27,999

Adjustments to reconcile net income to net cash provided by
operating activities:
      Gain on reversal of an acquisition reserve                           (900)                --
      Depreciation and amortization on property and equipment,
        intangibles and financing fees                                    3,868              3,713
      Deferred income taxes                                                 152               (613)
      Minority interest in earnings of subsidiaries                          53                 35
      Changes in assets and liabilities                                  30,406               (672)
                                                                   --------------     ---------------
Net Cash Provided By Operating Activities                                71,577             30,462
                                                                   --------------     ---------------

INVESTING ACTIVITIES:
      Purchases of property, equipment and other assets                  (2,969)            (2,044)
      Purchases of short term investments                               (30,000)                --
      Other                                                                 100                269
                                                                   --------------     ---------------
Net Cash Used For Investing Activities                                  (32,869)            (1,775)
                                                                   --------------     ---------------

FINANCING ACTIVITIES
      Principal payments on Term Loan B                                    (825)              (750)
      Deferred financing fees                                                --                (88)
      Net proceeds (payments)on revolving credit facility               (19,800)            (4,400)
      Redemption of senior subordinated notes payable                        --             (1,876)
      Principal payment under capital lease obligations                    (126)              (167)
      Proceeds from issuance of common stock, net of expense              8,065              2,841
                                                                   --------------     ---------------
Net Cash Used For Financing Activities                                  (12,686)            (4,440)
                                                                   --------------     ---------------

CASH AND CASH EQUIVALENTS:
      Net Increase in cash and cash equivalents                          26,022             24,247
      Cash and cash equivalents, beginning of period                      4,103              2,088
                                                                   --------------     ---------------
      Cash and cash equivalents, end of period                     $     30,125       $     26,335
                                                                   --------------     ---------------



                                  RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                ( in thousands)

                                                                                                   Trailing
                                            Q3 2004       Q4 2004      Q1 2005       Q2 2005     Twelve Months
                                          ------------  -----------  ------------  -----------  ---------------
Net Income                                $    16,849   $   16,957   $   18,024    $   19,974   $    71,804

Provision for income taxes                      9,936       10,503       11,406        12,388        44,233
Interest expense, net of interest income        1,831        2,194        2,214         2,106         8,345
Amortization                                      542          775          686           686         2,689
Depreciation                                      959        1,071        1,091         1,081         4,202
                                          ------------  -----------  ------------  -----------  ---------------
EBITDA (1)                                $    30,117   $   31,500   $   33,421    $   36,235   $   131,273
                                          ============  ===========  ============  ===========  ===============

(1) The Company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. "EBITDA" as defined represents income before income taxes plus depreciation, amortization, and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cashflows from operating activities (as determined in accordance with accounting principles generally accepted in the United States of America).



                               RECONCILIATION BETWEEN TOTAL REVENUE GROWTH AND ORGANIC REVENUE GROWTH
                                                          ($ in thousands)

                                               Q1                Q2                  H1
                                          ------------      ------------         -----------
2004 Revenue                               $  288,150       $    304,161         $   592,311
2005 Revenue                                  349,982            368,595             718,577
                                          ------------      ------------         -----------
Total Revenue Growth over 2004                  21.5%              21.2%               21.3%

2004 Revenues (a)                             288,150            304,161             592,311
                                          ------------      ------------         -----------
2005 Revenue                                  349,982            368,595             718,577
Less: 2005 IMSI and STI Revenues              (12,430)           (13,273)            (25,703)
                                          ------------      ------------         -----------
Adjusted Total 2004 Revenue (b)               337,552            355,322             692,874
                                          ============      =============        ===========
Organic Revenue Growth over 2004 (b-a)/a        17.1%              16.8%               17.0%


(2) The Company defines organic growth as the increase in revenues excluding the revenues associated with acquisition, divestitures and closures of businesses in comparable periods. The Company believes that organic growth is a useful supplemental measure to revenue. The Company uses organic growth as part of its evaluation of core operating results and underlying trends.



          RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
                                 (in thousands)

  Free Cash Flow                     Q1 2005          Q2 2005        H1 2005
-----------------------------     ------------    ------------    --------------

  Cash flow from operations        $   51,713      $ 19,864       $   71,577
  Less: capital expenditures           (1,538)       (1,431)          (2,969)
                                  ------------    ------------    --------------
  Free cash flow  (3)              $   50,175      $  18,433       $   68,608
                                  ============    ============    ==============

(3) The Company believes that free cash flow is a useful supplemental measure of cash available to the Company after the payments for the capital expenditures.

                           NET DEBT RECONCILIATION
                              ($ in thousands)


Net Debt                             Q2 2005           Q1 2005
-----------------------------     -------------     --------------
Revolving credit facility         $        --        $         --
Term Loan B                           163,763             164,175
                                  -------------     --------------
Total:                                163,763             164,175

Less: cash                            (30,125)            (35,145)
Short term investments                (30,000)                 --
                                  -------------     --------------
Net debt                          $   103,638        $    129,030
                                  =============     ==============

     (4) The Company believes that net debt is a useful measure of actual indebtedness of the Company.

                                                                   Exhibit 99.2



                                  RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                ( in thousands)

                                                                                                   Trailing
                                            Q3 2004       Q4 2004      Q1 2005       Q2 2005     Twelve Months
                                          ------------  -----------  ------------  -----------  ---------------
Net Income                                $    16,849   $   16,957   $   18,024    $   19,974   $    71,804

Provision for income taxes                      9,936       10,503       11,406        12,388        44,233
Interest expense, net of interest income        1,831        2,194        2,214         2,106         8,345
Amortization                                      542          775          686           686         2,689
Depreciation                                      959        1,071        1,091         1,081         4,202
                                          ------------  -----------  ------------  -----------  ---------------
EBITDA (1)                                $    30,117   $   31,500   $   33,421    $   36,235   $   131,273
                                          ============  ===========  ============  ===========  ===============

(1) The Company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. "EBITDA" as defined represents income before income taxes plus depreciation, amortization, and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cashflows from operating activities (as determined in accordance with accounting principles generally accepted in the United States of America).



                               RECONCILIATION BETWEEN TOTAL REVENUE GROWTH AND ORGANIC REVENUE GROWTH
                                                          ($ in thousands)

                                               Q1                Q2                  H1
                                          ------------      ------------         -----------
2004 Revenue                               $  288,150      $    304,161         $   592,311
2005 Revenue                                  349,982           368,595             718,577
                                          ------------      ------------         -----------
Total Revenue Growth over 2004                  21.5%              21.2%               21.3%

2004 Revenues (a)                             288,150           304,161             592,311
                                          ------------      ------------         -----------
2005 Revenue                                  349,982           368,595             718,577
Less: 2005 IMSI and STI Revenues              (12,430)           (13,273)            (25,703)
                                          ------------      ------------         -----------
Adjusted Total 2004 Revenue (b)               337,552           355,322             692,874
                                          ============      =============        ===========
Organic Revenue Growth over 2004 (b-a)/a        17.1%              16.8%               17.0%


(2) The Company defines organic growth as the increase in revenues excluding the revenues associated with acquisition, divestitures and closures of businesses in comparable periods. The Company believes that organic growth is a useful supplemental measure to revenue. The Company uses organic growth as part of its evaluation of core operating results and underlying trends.



          RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
                                 (in thousands)

  Free Cash Flow                     Q1 2005          Q2 2005        H1 2005
-----------------------------     ------------    ------------    --------------

  Cash flow from operations        $   51,713      $  19,864       $   71,577
  Less: capital expenditures           (1,538)        (1,431)          (2,969)
                                  ------------    ------------    --------------
  Free cash flow  (3)              $   50,175      $  18,433       $   68,608
                                  ============    ============    ==============

(3) The Company believes that free cash flow is a useful supplemental measure of cash available to the Company after the payments for the capital expenditures.

                           NET DEBT RECONCILIATION
                              ($ in thousands)


Net Debt                             Q2 2005           Q1 2005
-----------------------------     -------------     --------------
Revolving credit facility         $        --        $         --
Term Loan B                           163,763             164,175
                                  -------------     --------------
Total:                                163,763             164,175

Less: cash                            (30,125)            (35,145)
Short term investments                (30,000)                 --
                                  -------------     --------------
Net debt                          $   103,638        $    129,030
                                  =============     ==============

     (4) The Company believes that net debt is a useful measure of actual indebtedness of the Company.